Exhibit 10.32

                             SUBSCRIPTION AGREEMENT
                             (European Subscribers)


TO:         LIFE MEDICAL SCIENCES, INC.

AND TO:     CLUBB BIOCAPITAL LIMITED

RE:         SUBSCRIPTION FOR UNITS

1.    Subscription

      The undersigned (the "Purchaser") hereby subscribes for on and subject to the terms and conditions set forth herein, from Life Medical Sciences, Inc. (the "Corporation") ____________________ units (the "Purchased Units") each comprised of one (1) share of Series B Convertible Preferred Stock, par value $0.01 per share, of the Corporation (a "Preferred Share"); one warrant (a "Series B Warrant") to purchase up to 10 shares of common stock of the Corporation ("Common Shares") at an exercise price of $0.24 per Common Share (the "Series B Warrant Exercise Price"); and one warrant (an "Additional Warrant") to purchase up to 10 Common Shares at an exercise price of $0.12 per Common Share (the "Additional Warrant Exercise Price"). The Purchased Units are being sold to the Purchaser in consideration for either a conversion of debt of the Corporation ("Debt") and related warrants held by the Purchaser or a cash payment by the Purchaser, in each case at a price of $1.20 per Unit (the "Subscription Price"), and as part of an offering (the "Offering") of up to $1.2 million of Units. As part of a settlement of a debt owed to Dimotech Limited ("Dimotech"), from whom the Corporation has licensed certain technology, the Corporation has agreed to issue an additional $25,000 of Units to Dimotech concurrently with the issuance of Units in the Offering and at the same price per Unit. The Series B Warrants and Additional Warrants, together with the broker and other warrants referred to in Section 11 hereof, are sometimes referred to collectively as the "Warrants". Clubb Biocapital Limited (the "Agent") is serving as a placement agent for the Offering pursuant to an agency agreement to be entered into with the Corporation (the "Agency Agreement").

2.    Description of Units

      The Preferred Shares shall have the attributes described in Appendix I hereto. Each Series B Warrant shall be exercisable to acquire 10 Common Shares at the Series B Warrant Exercise Price for a period commencing on the date of issue and expiring on the date which is the later of two years after the date of issue or 18 months after the date upon which the Corporation implements an increase to its authorized Common Shares to an amount sufficient to permit the conversion or exercise of all presently outstanding securities of the Corporation (including securities to be sold in the Offering) convertible into or exchangeable for Common Shares (the "Authorized Capital Increase"). The Series B Warrants shall be issued in substantially the form attached hereto as Appendix
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      II. Each Additional Warrant shall be exercisable to acquire 10 Common
      Shares at the Additional Warrant Exercise Price for a period commencing on the date of issue and expiring on June 30, 2002, or in the event that the Authorized Capital Increase has not been implemented by May 31, 2002, on the date which is six (6) months after the implementation of the Authorized Capital Increase. The Additional Warrants shall be issued in substantially the form attached hereto as Appendix III.

3.    Use of Proceeds

      The proceeds of the Offering will be used by the Corporation to fund product development costs and for working capital and general corporate purposes including the settlement of certain trade liabilities.

4.    Documents to be provided by Purchaser

      In the case of a Purchaser converting Debt and related warrants into Purchased Units, the Purchaser must complete, sign and return two executed copies of: (i) this Subscription Agreement, (ii) the Investor Rights Agreement attached hereto as Appendix IV (the "Investor Rights Agreement") and (iii) the Conversion Letter attached hereto as Appendix V (together with the note and warrant to be attached thereto), to the Agent as soon as possible.

      In the case of a Purchaser purchasing the Purchased Units for cash, the Purchaser must complete, sign and return two executed copies of: (i) this Subscription Agreement, and (ii) the Investor Rights Agreement, and the Subscription Price must be paid in U.S. dollars by wire transfer to the following account:

            Bank of America NT & SA
            New York, New York
            CIBC Toronto Account No. 6550-8-26157
            Swift Address: BOFAUS3N
            Chips Member ID: 015035
            ABA No. 026009593

            For Further Credit To:
            Canadian Imperial Bank of Commerce
            Main Branch, Commerce Court West
            Toronto, Ontario M5L 1A2
            Transit No. 00002
            Beneficiary: Blake, Cassels & Graydon LLP, in Trust
            Account No. 02-44414
            Reference: JACK - 65283/7

      or in such other manner as may be specified by the Agent. At Closing (as defined below), the Subscription Price will be released to the Corporation by Blake, Cassels & Graydon LLP, counsel to the Agent, subject to Sections 6 and 7 hereof. In either case, such deliveries hereinafter referred to as the "Purchaser's Closing Deliveries".
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5.    Closing and Delivery of Share and Warrant Certificates

      Delivery and sale of the Purchased Units will be completed (the "Closing") at the offices of the Corporation (or such other place or places as the Corporation and the Agent may agree) at 10:00 a.m. (Eastern Standard Time) (the "Closing Time") on such date as the Corporation and the Agent may agree (the "Closing Date"), expected to be no later than March 29, 2002.

      Certificates representing the Preferred Shares, Series B Warrants and the Additional Warrants comprising the Purchased Units will be delivered at Closing against delivery by the Purchaser of the Purchaser's Closing Deliveries, subject to the Withheld Amount described in section 6 below. The Purchaser, on its own behalf or on behalf of others for whom it is contracting hereunder, hereby appoints the Agent, with full power of substitution, as its true and lawful attorney and agent with the full power and authority in its place and stead to swear, execute, file and record any document necessary to give effect to the delivery and sale of the Purchased Units, to terminate this subscription on its behalf in the event that any condition precedent to the Offering has not been satisfied, to execute a receipt for the Purchased Units and all other documentation, and to modify or waive any conditions or grant any waivers on its behalf in connection with this transaction including any extension to the deadline date for Closing agreed with the Corporation.

6.    Withheld Amount Pending Authorized Capital Increase

      Pending the implementation of the Authorized Capital Increase, the Agent, on behalf of the Purchasers, will cause US$300,000 (the "Withheld Amount") to be withheld from the Corporation. The Withheld Amount shall be held in a trust account of Blake, Cassels & Graydon LLP. The Agent shall direct that the Withheld Amount be promptly released to the Corporation upon receipt by the Agent of written notice from the Corporation, in form satisfactory to the Agent acting reasonably, that the Authorized Capital Increase has been implemented. If the Authorized Capital Increase has not been implemented within one year from the date of issuance of the Purchased Units, then the Agent shall direct that the Withheld Amount be released to the Purchasers, pro rata in accordance with the number of Purchased Units issued to each Purchaser in connection with the Offering.

7.    Certain Matters Relating to the Offering

      The Purchaser, on its own behalf (or on behalf of others for whom it is contracting hereunder) acknowledges and agrees that:

(a) it (or others for whom it is contracting hereunder) has not been provided with a prospectus or an offering memorandum or any similar document in connection with its purchase of Units;

(b) its decision to execute this Subscription Agreement and the Investor Rights Agreement and to subscribe for the Purchased Units (on its own behalf or on behalf of others for whom it is contracting hereunder) has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Agent or the
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      Corporation and that the Purchaser's decision (or the decision of others for whom the Purchaser is contracting hereunder) is based entirely upon publicly available information concerning the Corporation (any such information having been delivered to the Purchaser without independent investigation or verification by the Agent);

(c) the Agent and its directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information or as to whether all information concerning the Corporation required to be disclosed by it has been generally disclosed;

(d) neither the Preferred Shares nor the Series B Warrants nor the Additional Warrants comprising the Purchased Units have been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), with the result that such Preferred Shares, Series B Warrants and the Additional Warrants (and the Common Shares into which they are convertible or exercisable) are "restricted securities" within the meaning of Regulation S and Rule 144 promulgated under the Securities Act and may not be offered or sold within the United States or to or for the account or benefit of a U.S. Person (as defined in Rule 902(o) of Regulation S promulgated under the Securities Act) except pursuant to registration under the Securities Act or an exemption therefrom;

(e) the Purchaser (or others for whom the Purchaser is contracting hereunder) has been advised to consult its own legal advisors with respect to any applicable resale restrictions and the Purchaser (or others for whom the Purchaser is contracting hereunder) is solely responsible (and neither the Corporation nor the Agent is in any way responsible) for compliance with applicable resale restrictions;

(f) the Purchaser understands that each certificate representing Preferred Shares, Series B Warrants and Additional Warrants comprising the Purchased Units, and any securities issued on conversion or exercise thereof or in exchange therefor shall bear a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

            "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS, PROVIDED IN SUCH LATTER CASE THAT THE HOLDER UPON REQUEST PRIOR TO SUCH SALE FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE CORPORATION."
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(g)   the Purchaser (or others for whom the Purchaser is contracting hereunder)
      (i) is not a "distributor" of securities as that term is defined in Regulation S nor a dealer in securities, and (ii) acknowledges that it has not engaged in any hedging transactions with regard to the Purchased Units; and

(h) upon or following the closing of the Offering, the Corporation intends to acquire certain assets of Phairson Ltd., a company organized under the laws of the United Kingdom, in exchange for the issuance of approximately 6,900,000 Common Shares (the "Acquisition"). While the Corporation has advised the Purchaser that the parties to the Acquisition have reached preliminary oral agreement on the terms of the transaction, the Purchaser acknowledges that there can be no assurance that the Acquisition will be consummated on the foregoing terms or at all.

(i) until such time as the Authorized Capital Increase is implemented, the Corporation does not have a sufficient number of Common Shares authorized and unissued such that the Corporation can reserve the number of Common Shares required to be issued upon the exercise of the Series B Warrants and the Additional Warrants. While the Corporation has covenanted to convene a meeting of shareholders as soon as reasonably practicable to place before shareholders the proposal for the Authorized Capital Increase, there can be no assurance that the shareholders will approve this proposal. If the Authorized Capital Increase is not implemented, the Purchaser acknowledges that, notwithstanding any other provision of this Agreement, such failure to implement the Authorized Capital Increase would not constitute a breach of this Subscription Agreement by the Corporation and that the sole recourse for the Purchaser in such a circumstance is to the cash payment remedy, as described under section 7 in the form of warrant for each of the Series B Warrants (attached hereto as Appendix II) and the Additional Warrants (attached hereto as Appendix III).

8.    Representations, Warranties and Covenants of the Corporation

      The Corporation represents, warrants and covenants to and with the Agent, the Purchaser (and to any others on whose behalf the Purchaser is contracting hereunder) as of the date hereof and as of the Closing Date, which representations, warranties and covenants shall survive the Closing for a period of two years and any investigation made by the Agent, the Purchaser or such others, that:

(a) the Corporation is a validly existing corporation in good standing under the laws of the jurisdiction in which it is incorporated, and the Corporation has no subsidiaries;

(b) the Corporation is duly qualified and authorized to do business in the jurisdiction(s) in which it carries on business or to own property where required under the laws of the jurisdiction(s) in which any such property is located;

(c) the Corporation is current with all material filings required to be made under the laws of any jurisdiction in which it carries on any material business, and the Corporation has all necessary licenses, leases, permits, authorizations and other approvals necessary to permit it to conduct its business as currently conducted, except where the failure to have

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      any such license, lease, permit, authorization or approval would not have a material adverse effect on the Corporation and its business;

(d) the audited financial statements of the Corporation as at and for the year ended December 31, 2000 present fairly, in all material respects, the financial position of the Corporation as at that date, and the results of its operations and the changes in its financial position for the 12-month period then ended in accordance with generally accepted accounting principles, and the unaudited financial statements of the Corporation as at and for the nine months ended September 30, 2001 present fairly, in all material respects, the financial position of the Corporation as at that date, and the results of its operations and the changes in its financial position for the nine-month period then ended; since September 30, 2001, there has been no material adverse change in the business, affairs or financial or other condition of the Corporation or any of its subsidiaries, except as disclosed in the notes to the financial statements for the nine-month period then ended;

(e) the Corporation has all requisite power and authority to carry out its obligations under this Agreement, the Investor Rights Agreement, the Preferred Shares, the Series B Warrants and the Additional Warrants;

(f) this Agreement has been, and the Investor Rights Agreement, the Preferred Shares, the Series B Warrants and the Additional Warrants, will be on the Closing Date, duly authorized, executed and delivered by the Corporation and constitute or on the Closing Date will constitute, legal, valid and binding obligations of the Corporation enforceable in accordance with their terms except that: (i) the enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization and other laws affecting the enforcement of creditors' rights generally, (ii) rights of indemnity thereunder may be limited under applicable law, and (iii) equitable remedies, including without limitation specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;

(g) the Preferred Shares comprising part of the Units are or on the Closing Date will be duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable shares in the capital stock of the Corporation;

(h) the Corporation will, as soon as reasonably practicable, convene a meeting of shareholders of the Corporation at which the Corporation will place before shareholders a proposal for the Authorized Capital Increase;

(i) immediately following the Authorized Capital Increase, the Corporation will reserve a sufficient number of Common Shares unissued as may be required to be issued pursuant to the conversion of the Preferred Shares and the exercise of the Series B Warrants and the Additional Warrants comprising the Purchased Units and, assuming the implementation of the Authorized Capital Increase, when issued and delivered upon such conversion or exercise, such Common Shares will be duly and validly issued as fully paid and non-assessable shares in the capital stock of the Corporation;
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                                       7


(j) the authorized capital of the Corporation consists of 43,750,000 Common Shares and 5,000,000 shares of preferred stock, $.01 par value per share. Of the preferred stock, 500,000 shares have been designated as Series A Convertible Preferred Stock and, on or prior to the Closing Date, not more than 1,124,833 shares will be designated as Preferred Shares. There are 15,343,342 Common Shares outstanding, no shares of Series A Convertible Preferred Stock or Preferred Shares outstanding (other than Preferred Shares issued or to be issued in the Offering or to Dimotech as referred to in Section 1 hereof). In addition, the Corporation has (i) outstanding a convertible note held by Dimotech (the "Convertible Note") in the principal amount of $40,000 which is convertible, at the holder's option, into Common Shares at a price of $1.00 per share or into any class of preferred shares at the price paid by the purchasers thereof; provided, however, that if any such preferred shares are convertible into Common Shares (as is the case with the Preferred Shares), the holder would be entitled to receive no more than the number of preferred shares which, at the then existing conversion rate, would convert into 40,000 Common Shares, and (ii) available for issuance pursuant to options which may be granted under its 1992 Stock Option Plan, 2000 Stock Option Plan and 2001 Stock Option Plan, an aggregate of approximately 6,000,000 Common Shares and outstanding options and warrants to purchase an aggregate of approximately 9,000,000 Common Shares, of which all outstanding Class A and Class B warrants (to purchase 4,768,000 Common Shares) are scheduled to expire in March 2002. The Corporation has agreed to grant options to purchase an additional 5,200,000 Common Shares upon the closing of the Offering, at an exercise price equal to the initial conversion price of the Preferred Shares. The Corporation has agreed to settle a debt of approximately $320,000 owing to a creditor, Polymer Technology Group. The settlement involves a cash payment, issuance of Common Shares at the market price on the date of the agreement and issuance of a note principal amount equal to a portion of the debt. The note is convertible into Common Shares at a price in excess of the current market price;

(k) the Corporation is not, and at the Closing Date will not be: (i) in breach or violation of any of the terms or provisions of, or in default under, this Agreement, any other Subscription Agreement for the purchase of Units, the Agency Agreement, the Preferred Shares or the Warrants, any indenture, mortgage, deed of trust or loan agreement, (except as disclosed in the Corporation's SEC filings), other agreement (written or oral) or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which breach or violation or the consequences thereof would result in a material adverse change to it or its business; or (ii) in violation of the provisions of its articles, by-laws, resolutions or any statute or any other rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties which violation or the consequences thereof would result in a material adverse change to it or its business;

(l) the issue and sale of the Purchased Units and the issue of Preferred Shares, Series B Warrants, Additional Warrants, any Common Shares on the conversion of Preferred Shares or the exercise of Series B Warrants and Additional Warrants, and the performance and consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement

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      (written or oral) or instrument to which the Corporation or any subsidiary is bound or to which any of the property or assets of the Corporation or any subsidiary is subject, which breach or violation or the consequences thereof would result in a material adverse change to the Corporation and its business, nor will any such action conflict with or, assuming implementation of the Authorized Capital Increase, result in any violation of the provisions of the articles, by-laws or resolutions of the Corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or any subsidiary or any of its properties which violation or the consequences thereof would result in a material adverse change to the Corporation or its business;

(m) the Corporation has established on its books reserves which are adequate for the payment of all taxes not yet due and payable; there are no liens or other liabilities for taxes on the assets of the Corporation except for taxes not yet due; there are no audits of any of the tax returns of the Corporation which are known by the Corporation's management to be pending and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any government or agency of any deficiency having a material adverse effect on the properties, business or assets of the Corporation;

(n) the Corporation has good and valid title to its properties, leaseholds and assets, including without limitation the properties, leaseholds and assets reflected in the balance sheet as of September 30, 2001 referred to in clause 8(d) above, except properties, leaseholds and assets disposed of since such date at fair market value in the ordinary course of business, and has good title to all its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, charge, rights of first refusal or options to purchase, whether or not relating to extensions of credit or the borrowing of money, other than as disclosed in such balance sheet except as incurred in the ordinary course of business since the date of such balance sheet, and except in any event (i) for a security interest in the Corporation's tangible assets to secure payment of the Convertible Note, and (ii) where the failure to hold good title or the existence of a mortgage, pledge, lien, lease, encumbrance, charge, right of first refusal or option to purchase would not have a material adverse effect on the Corporation or its business; there exists no condition which interferes with the economic value or use of such properties and assets and all tangible assets are in good working condition and repair (subject to ordinary wear and tear) except where the existence of any such condition would not have a material adverse effect on the Corporation or its business;

(o) the Corporation owns, or has applied for registration of, all patents, trade-marks, service marks, trade names, and copyrights necessary for the conduct of its business, except where the failure to so own or apply for registration would not have a material adverse effect on the Corporation or its business; to the best of the knowledge, information and belief of the Corporation, none of the past or present activities of the Corporation or the products, services or assets of the Corporation infringe or constitute an unauthorized use of any proprietary rights of others, and the Corporation has not received any notice of infringement of, or conflict with, asserted rights of others with respect to any patent, trade-mark, service mark, trade name, or copyright that, individually or in the aggregate,

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                                       9


      if the subject of an unfavourable decision, ruling, or finding, would result in a material adverse change to the Corporation or its business;

(p) the Corporation has taken reasonable measures to protect and preserve the confidentiality of all trade secrets and other non-patented proprietary information of the Corporation, including without limitation the procurement of proprietary invention assignments and non-disclosure and non-competition agreements from employees, consultants, subcontractors, customers and other persons who have access to such information;

(q) the Corporation has filed all necessary federal, state and municipal property, income and franchise tax returns and has paid all taxes shown as due thereon or otherwise owed by it to any taxing authority except those contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles; there is no tax deficiency which has been, or to the best of the knowledge, information and belief of the Corporation might be, asserted against the Corporation which would materially affect the business or operations of the Corporation; the Corporation has paid all applicable federal and state payroll and withholding taxes;

(r) there is no collective bargaining or other union agreement to which the Corporation is a party or by which it is bound, or which is currently being negotiated; the Corporation does not sponsor, maintain or contribute to any pension, retirement, profit sharing, incentive compensation, bonus or other employee benefit plan, including without limitation any employee benefit plan covered by Title 4 of the Employee Retirement Income Security Act of 1974 ("ERISA") or any "multi-employer plan" as defined in Section 4001(a)(3) of ERISA, or any other employee benefit plan; to the best of the knowledge, information and belief of the Corporation, (i) no employee of the Corporation is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which would result in a material adverse change to the Corporation and its business, and (ii) no senior officer has any present intention of terminating his employment with the Corporation, and the Corporation has no present intention of terminating any such employment; and

(s) there is no adverse claim, action, proceeding or investigation pending or, to the knowledge, information and belief of the Corporation, threatened, which questions the validity of the issue or sale of the Units or the issue of any Preferred Shares, Series B Warrants, Additional Warrants or any Common Shares on conversion of the Preferred Shares or exercise of the Series B Warrants, Additional Warrants or the validity of any action taken or to be taken by the Corporation in connection with this Agreement or the Investor Rights Agreement or which would result in any material adverse change in the financial condition, results of operations, business or prospects of the Corporation.

9.    Representations, Warranties and Covenants of the Purchaser

      The Purchaser hereby represents, warrants and covenants to and with the Agent and the Corporation (which representations, warranties and covenants shall survive the Closing) that:
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(a)   in the case of the subscription by the Purchaser for Units as principal for its own account and not for the benefit of any other person, the Purchaser is purchasing the Purchased Units as principal for its own account, and not for the benefit of any other person or company, and this Subscription Agreement and the Investor Rights Agreement have been authorized, executed and delivered by, and constitute legal, valid and binding agreements of the undersigned;

(b) in the case of the subscription by the Purchaser for Units as agent for a disclosed principal, each beneficial purchaser of the Purchased Units for whom the Purchaser is acting is purchasing as principal for its own account and not for the benefit of any other person and the Purchaser is an agent with due and proper authority to execute this Subscription Agreement, the Investor Rights Agreement and all other documentation in connection with the purchase of the Purchased Units on behalf of the beneficial purchaser and this Subscription Agreement and the Investor Rights Agreement have been duly authorized, executed and delivered by or on behalf of, and constitute legal, valid and binding agreements of, the disclosed principal;

(c) in the case of the purchase by the Purchaser of Units as trustee or as agent for a principal which is undisclosed or identified by account number only, this Subscription Agreement and the Investor Rights Agreement have been duly authorized, executed and delivered by, and constitute legal, valid and binding agreements of, the undersigned acting in such capacity;

(d) if the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement and the Investor Rights Agreement and to observe and perform its covenants and obligations hereunder and thereunder and has taken all necessary corporate action in respect thereof or, if the Purchaser is a partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and the Investor Rights Agreement and to observe and perform its covenants and obligations hereunder and thereunder and has obtained all necessary approval in respect thereof and, in either case, upon execution by the Corporation, this Subscription Agreement and the Investor Rights Agreement constitute legal, valid and binding contracts of the Purchaser enforceable against the Purchaser in accordance with their respective terms;

(e) if the Purchaser is an individual, the Purchaser has attained the age of majority and is legally competent to execute this Subscription Agreement and the Investor Rights Agreement and to take all actions required pursuant hereto and thereto;

(f) if required by applicable securities legislation, policy or order of a securities regulatory authority or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Corporation in filing such reports and other documents with respect to the issue of the Purchased Units as may be reasonably required;

(g) the Purchaser, whether acting as principal, trustee or agent, is neither a U.S. Person (as defined in Rule 902(o) of Regulation S promulgated under the Securities Act) nor purchasing the Purchased Units for the account of a U.S. Person or for resale in the United States and the Purchaser confirms that the Purchased Units have not been offered to the Purchaser in the United States and that this Subscription Agreement has not been signed by the Purchaser in the United States;

(h) the purchase of the Purchased Units by the Purchaser does not contravene any of the applicable securities legislation in the jurisdiction in which the Purchaser is resident and does not trigger (i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase, and (ii) any registration or other obligation on the part of the Corporation or the Agent;

(i) the Purchaser has had access to the Corporation's public filings with the Securities and Exchange Commission and has had an opportunity to ask questions of the Corporation's management;

(j) the Purchaser is capable of assessing the proposed investment as a result of the Purchaser's financial or investment experience or as a result of advice received from a registered person other than the Corporation or an affiliate thereof, and is able to bear the economic loss of its investment. The Purchaser recognizes that its purchase of Purchased Units involves a high degree of risk in that: (i) the Corporation has incurred losses since inception; at September 30, 2001, the Corporation had an accumulated deficit of approximately $37,667,000; and the Corporation requires substantial funds in addition to the proceeds of this Offering to continue its plan of operations; (ii) an investment in the Corporation is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Corporation and the Purchased Units; (iii) the Purchaser may not be able to liquidate the Purchaser's investment; and (iv) transferability of the securities comprising the Purchased Units is extremely limited. Furthermore, the proceeds of this Offering are projected to last only a limited period of time. The Purchaser has read the Risk Factors section of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000;

(k) the address of the Purchaser (or others for whom the Purchaser is contracting hereunder) furnished by the Purchaser on the Purchaser's signature page of this Subscription Agreement is such person's principal residence if such person is an individual or its principal business address if it is a corporation or other entity; and

(l) the Purchaser (or others for whom the Purchaser is contracting hereunder) agrees that it will not disclose the terms of the Offering or any information it may have acquired from the Corporation in the course of executing this Subscription Agreement which the Corporation has identified as material non-public information, except to the extent (i) that such terms or other information becomes generally available to the public other than by disclosure in violation of this Subscription Agreement, (ii) that such information was properly within the Purchaser's possession prior to being furnished by the Corporation, (iii) that such information becomes available to the Purchaser on a non-confidential basis, such as through disclosure by third parties who have the right to disclose the information, and (iv) compelled by judicial process, provided that in the event of compulsion by judicial process the Purchaser will inform the Corporation promptly upon its receipt of notice of judicial process compelling such disclosure.

10.   Reliance Upon Representations, Warranties and Covenants

      The Purchaser acknowledges that the representations and warranties and covenants contained in this Subscription Agreement are made with the intent that they may be relied upon by the Agent and by the Corporation to, among other things, determine the Purchaser's eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to subscribe for the Purchased Units. The Purchaser further agrees that by accepting the Purchased Units, the Purchaser shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Time with the same force and effect as if they had been made by the Purchaser at the Closing Time and that they shall survive the purchase by the Purchaser of the Purchased Units and shall continue in full force and effect notwithstanding any subsequent disposition by it of any Preferred Shares, Series B Warrants or Additional Warrants comprising the Purchased Units.

11.   Agent's Commission, Fees and Expenses

      The Purchaser understands that on the Closing Date, the Agent will receive from the Corporation a commission equal to 10% of the gross proceeds of sale of the Purchased Units (payable at the election of the Agent in cash or Units or a combination thereof) and broker warrants to acquire that number of Common Shares equal to 10% of the number of Purchased Units (in each case excluding Units for which the Corporation has secured purchasers), as more particularly described and subject to the exclusions contained in the Agency Agreement. No other fee or commission is payable by the Corporation in connection with the sale of the Purchased Units. However, the Corporation will also pay on the Closing Date those expenses of the Agent in connection with the Offering as are set out in the Agency Agreement, as well as reasonable legal fees and expenses of the Agent's counsel not to exceed $50,000.

12.   Costs

      The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any counsel retained by the Purchaser), if any, relating to the sale of the Purchased Units shall be borne by the Purchaser.

13.   Appointment of Agent

      The Purchaser, on its own behalf and (if applicable) on behalf of others for whom the Purchaser is contracting hereunder, hereby:

(a) irrevocably authorizes the Agent to negotiate and settle the form of any agreement to be entered into in connection with this transaction and to waive on its own behalf and on behalf of the purchasers of Units in whole or in part, or extend the time for compliance with, any of the closing conditions in such manner and on such terms and conditions as the Agent may determine, acting reasonably, without in any way affecting materially the Purchaser's obligations or the obligations of such others hereunder; and

(b) acknowledges and agrees that the Agent and the Corporation may vary, amend, alter or waive, in whole or in part, one or more of the conditions set forth in the Agency Agreement in such manner and on such terms and conditions as they may determine, acting reasonably, without affecting materially in any way the Purchaser's or such others' obligations hereunder.

14.   Appointment of Proxy

      The Purchaser (or others for whom the Purchaser is contracting hereunder) hereby irrevocably constitutes and appoints Robert P. Hickey, the CEO of the Corporation, or his successor, as its and/or their true and lawful proxy, agent and attorney in fact with full power of substitution and resubstitution to vote, or to execute and deliver written consents or otherwise act with respect to the Preferred Shares now or hereafter owned of record by it or them, and any other securities now or hereafter owned of record by it or them with an entitlement to vote, in respect of the Authorized Capital Increase at a meeting of shareholders of the Corporation convened for, among other things, such purpose or pursuant to action taken by written consent of the stockholders of the Corporation. The Purchaser (or others for whom the Purchaser is contracting hereunder) hereby instructs Robert P. Hickey and/or his designee to vote such shares (or to issue a consent with respect thereto, as the case may be) in favor of the Authorized Capital Increase, which is expected to increase the authorized Common Shares from 43,750,000 Common Shares to 100,000,000 Common Shares. The Purchaser (or others for whom the Purchaser is contracting hereunder) hereby affirms that this proxy is given as a condition of the Offering and as such is coupled with an interest and is irrevocable. It is further understood by the undersigned that this proxy may be exercised beginning from the date of this Agreement and ending on the first anniversary of the date of this Agreement. The provisions of this Section shall remain in full force and effect and be enforceable against any donee, transferee or assignee of the shares to which this section relates. The Purchaser (or others for whom the Purchaser is contracting hereunder) represents and warrants that it has granted no other proxy with respect to the Preferred Shares or other shares covered by this proxy and agrees to the placement of a restrictive legend referring to the provisions of this Section on any stock certificate(s) evidencing the Preferred Shares or other shares to which this proxy relates.

15.   Governing Law

      This Subscription Agreement shall be governed by the laws of the State of New York without reference to its rules as to conflicts of laws.

16.   Survival

      This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Purchaser for a period of two years following the completion of the

      Offering of Units by the Corporation, notwithstanding the completion of the subscription for the Purchased Units by the Purchaser pursuant hereto, and any subsequent disposition by the Purchaser of any Preferred Shares, Series B Warrants or Additional Warrants comprising the Purchased Units.

17.   Assignment

      This Subscription Agreement is not transferable or assignable by the parties hereto.

18.   Counterparts

      This Agreement may be exercised in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. The Corporation and the Agent shall be entitled to rely upon delivery by facsimile of an executed copy of this Subscription Agreement and acceptance by the Corporation of such facsimile copies will be legally effective to create a valid and binding agreement between the Purchaser and the Corporation in accordance with the terms hereof.

19.   Subscription Particulars

(a)   The aggregate number of Units subscribed for is _________________________.

(b) The Preferred Shares, Series B Warrants and Additional Warrants are to be registered in the name of:

      --------------------------------------------------------------------------
            (if space is insufficient, attach a list)

(c) The certificates representing the Preferred Shares, Series B Warrants and Additional Warrants are to be delivered to:

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      at its office at:

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      Contact Name and Number:

      --------------------------------------------------------------------------

(d) If the Purchaser is signing as agent for a principal and not as agent for a fully managed account, the name and address of the beneficial purchaser is:

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
            (if space is insufficient, attach a list)

DATED at ___________ this day of March, 2002.


                                  ----------------------------------------------
                                  Name of Purchaser (please type or print)

                                  By:
                                        ----------------------------------------
                                        (Signature of Authorized Representative)

                                        ----------------------------------------
                                        (Name of Person Signing)

                                        ----------------------------------------
                                        Office or Title

--------------------------------

--------------------------------
Address of Purchaser

                                   ACCEPTANCE

            This Subscription Agreement is hereby accepted and agreed to by Life Medical Sciences, Inc.

            DATED at ______________________________________________, the
____________ day of _________________, 2002.


                                    LIFE MEDICAL SCIENCES, INC.


                                    By:
                                          ------------------------------
                                          Authorized Signing Officer

                                   Appendix I


                          CERTIFICATE OF DESIGNATIONS,

                            RIGHTS AND PREFERENCES OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                           LIFE MEDICAL SCIENCES, INC.

      Life Medical Sciences, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolutions creating a series of the Corporation's Preferred Stock, par value $.01 per share, designated as the Series B Convertible Preferred
Stock:

      RESOLVED, that a series of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

      1. Title of Series. The series of the Preferred Stock shall be designated as the Series B Convertible Preferred Stock (the "Series B Preferred").

      2. Number of Shares in Series; Par Value. The number of authorized shares of Series B Preferred shall be [not more than 1,124,833] shares, par value $.01 per share.

      3. Dividends. Subject to Section 6(d)(vii) hereof, the holders of the Series B Preferred shall be entitled to receive dividends only when, as, and if declared by the Board of Directors.

      4. Liquidation Preference.

            (a) Preference. In the event of any liquidation, dissolution or winding up of the Corporation (a "Liquidation Event"), whether voluntary or involuntary, the holders of the Series B Preferred shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock of the Corporation, and after any distribution of any assets or surplus funds of the Corporation representing preferential amounts to the holders of shares of other series of preferred stock ranking senior to the Series B Preferred as to payment upon the occurrence of a Liquidation Event ("Senior Securities"), and pari passu with shares of other series of preferred stock ranking on a parity with the Series B Preferred as to payment upon the occurrence of a Liquidation Event (on the basis of the relative liquidation amounts for each such series), an amount equal to $1.20 per share plus a further amount equal to all declared but unpaid dividends on such shares for each share of Series B Preferred then held by them. All of the preferential amounts to be paid to the holders of the Series B Preferred under this Section 4 shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets or funds of the Corporation to, the holders of the Common Stock or other series of preferred stock ranking junior to the Series B Preferred as to payment in connection with such Liquidation Event.

            (b) Insufficient Assets. If upon such Liquidation Event the assets and funds of the Corporation are insufficient to provide for the payment of the full aforesaid preferential amount to the holders of the Series B Preferred and all other shares of other series of preferred stock on parity therewith as to payment upon the occurrence of a Liquidation Event, then, subject to distribution or setting aside for distribution of assets or funds for the payment of preferential amounts in respect of Senior Securities, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.

            (c) No Participation. After the payment or the setting apart of payment of the full preferential amounts to the holders of the Series B Preferred, holders of Series B Preferred shall have no claim to the remaining assets and funds of the Corporation.

            (d) Deemed Liquidation. For purposes of this Section 4, unless waived by the holders of not less than two-thirds of the outstanding shares of Series B Preferred, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), unless the Corporation's stockholders of record immediately prior to such acquisition (by virtue of securities issued as consideration for the Corporation's acquisition) hold at least 50% of the voting power of the surviving or acquiring entity or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a Liquidation Event and shall entitle the holders of Series B Preferred to receive at the closing of such merger, reorganization or sale, in cash, securities or other properties (valued as provided in subsection 4(e) below), amounts as specified in subsections (a), (b) and (c) above; provided, however, that the Acquisition (as such term is defined in the Subscription Agreement of approximate date herewith between the Corporation and the purchasers of Series B Preferred (the "Subscription Agreement")) shall not be a Liquidation Event;

            (e) Noncash Distributions. If any of the assets or funds of the Corporation are to be distributed other than in cash under this Section 4 or for any purpose, then the Board of Directors shall promptly engage an independent appraiser to determine the value of the assets to be distributed to the holders of the Series B Preferred. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of the Series B Preferred of the appraiser's valuation. Notwithstanding the above, any securities to be distributed to the stockholders shall be valued as follows:

                  (i) if traded on a securities exchange or interdealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three
(3) business days prior to the closing;

                  (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                  (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

      5.    Voting Rights.

            (a) General. Except as set forth herein or as otherwise required by law, a holder of Series B Preferred shall be entitled to that number of votes per share of Series B Preferred equal to the number of shares of the Corporation's common stock (the "Common Stock") into which such share of Series B Preferred would be converted if the conversion took place on the record date for determination of the stockholders entitled to vote on such matters or, if no such record date is established, on the date such vote is taken or any written consent of stockholders is solicited (irrespective of whether the Series B Preferred is then in fact, convertible, or whether there then exists sufficient authorized and unissued shares of Common Stock to permit such conversion), such votes to be counted together with all other shares of stock of the Corporation having general voting power and not counted separately as a class. Except as otherwise provided in this Certificate of Incorporation or as required by applicable law, the holders of shares of Series B Preferred shall have full voting rights and powers equal to the voting rights and powers of the holders of shares of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and applicable law, and shall vote, together with the holders of shares of Common Stock (and any other class or series of stock entitled to vote together as one class with the Common Stock), with respect to any question upon which holders of shares of Common Stock have the right to vote, as a single class, including, but not limited to, actions amending the Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock.

      6. Conversion. The Series B Preferred shall be subject to conversion as follows (the "Conversion Rights"):

            (a) Automatic Conversion. Upon the occurrence of the first anniversary of the date hereof and subject to the occurrence of the Authorized Capital Increase, each share of Series B Preferred shall automatically convert into such number of fully paid and nonassessable shares of Common Stock (the "Conversion Rate") as is determined by dividing $1.20 by the Series B Conversion Price, as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred (the "Series B Conversion Price") shall initially be $0.12 per share. Such initial Series B Conversion Price shall be subject to adjustment as hereinafter provided.

            (b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred, provided that whether or not fractional shares result from a conversion shall be determined on the basis of the total number of shares of Series B Preferred the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round the number of shares of Common Stock issuable to such holder to the nearest whole number. Before any holder of Series B Preferred shall be entitled to receive a certificate representing shares of Common Stock upon conversion, such holder shall surrender the certificate or certificates representing the related shares of Series B Preferred, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred and shall give written notice to the Corporation stating the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series B Preferred for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the holder entitled to receive the Common Stock upon conversion of the Series B Preferred shall not be deemed to have converted such Series B Preferred until immediately prior to the closing of such sale of securities.

            (c) Reservation of Stock Issuable Upon Conversion. The Corporation shall use its best efforts at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series B Preferred, in addition to such other remedies as shall be available to the holders of Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

            (d) Adjustments to Conversion Price.

                  (i) Special Definitions. The following definitions shall apply to this Certificate of Designations:

                        (1) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock, Series A Convertible Preferred Stock, $.01 par value of the Corporation ("Series A Preferred"), Series B Preferred or Convertible Securities.

                        (2) "Original Issue Date" means the first date on which Series B Preferred was issued.

                        (3) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                        (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to subsection 6(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than

                              (A) shares of Common Stock issued or issuable upon
conversion of the Series A Preferred or Series B Preferred;

                              (B) shares of Common Stock issued or issuable as a
dividend or distribution on Series A Preferred, Series B Preferred or any event for which adjustment is made pursuant to subsection 6(d)(vi) or 6(d)(vii) hereof;

                              (C) shares of Common Stock issued or issuable
pursuant to the valid exercise of all Options and Convertible Securities (including the Warrants, as defined in the Subscription Agreement) which are either currently outstanding or are to be issued upon closing of the Offering, as well as Options to purchase not more than an additional aggregate of 1,000,000 shares of common stock which may from time to time be granted by the Corporation; and

                              (D) shares of Common Stock (or other securities)
issued or issuable in the Acquisition, or upon conversion or exercise of securities issued or issuable in the Acquisition.

                  (ii) No Adjustment of Conversion Price. No adjustment of the Series B Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment to the Series B Conversion Price.

                  (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (2) below) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (1) no further adjustment in the Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities, or upon the receipt of payment for any such conversion or exchange;

                        (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                        (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              (A) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities whether or not converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                              (B) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                        (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (A) the Series B Conversion Price on the original adjustment date, or (B) the Series B Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                  (iv) Adjustment of Series B Conversion Price of Series B Preferred Upon Issuance of Additional Shares of Common Stock. In the event that after the Original Issue Date the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 6(d)(iii)) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series B Conversion Price shall be reduced, concurrently with such issue, to a price (subject to Section 6(d)(ii), calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received or deemed received by the Corporation for the total number of Additional Shares of Common Stock so issued or deemed issued would purchase at such Series B Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued or deemed issued; and provided further that, for the purposes of this subsection
(iv), all shares of Common Stock issuable upon conversion of outstanding Series B Preferred and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding (whether or not conversion or exercise is then permitted), and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection 6(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                  (v) Determination of Consideration. For purposes of this
Section 6(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                        (1) Cash and Property: Except as provided in clause (2) below, such consideration shall:

                              (A) insofar as it consists of cash, be computed as
the aggregate amount of cash received by the Corporation, before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, and excluding amounts paid or payable for accrued interest or accrued dividends;

                              (B) insofar as it consists of property other than
cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Corporation; and

                              (C) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                        (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(d)(iii), relating to Options and Convertible Securities, shall initially be determined by dividing:

                              (A) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (B) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (vi) Adjustments for Stock Dividends, Subdivisions, Combinations or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock dividend, stock split, or otherwise), into a greater number of shares of Common Stock, the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (vii) Adjustments for Other Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution (other than a distribution described in Section 6(d)(vi)), including a distribution in cash, the holders of Series B Preferred shall be entitled to a proportionate share of any such distribution as though their shares of Series B Preferred were converted into Common Stock on the record date fixed for the determination of holders of shares of Common Stock entitled to receive such distribution.

                  (viii) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series B Preferred shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property of the Corporation, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(d)(vi), or a transaction that would constitute a deemed liquidation of the Corporation under Section 4(d)), then and in each such event provision shall be made so that each holder of shares of Series B Preferred shall thereafter be entitled to receive, upon conversion of the Series B Preferred, the number of shares of stock or other securities or property of the Corporation or otherwise, receivable upon such reorganization, reclassification or other transaction by a holder of the number of shares of Common Stock into which such shares of Series B Preferred would have been converted if converted immediately prior to such reorganization, reclassification or other transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of shares of Series B Preferred after the reorganization, reclassification or other transaction to the end that the provisions of this Section 6 (including adjustments of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

                  (ix) No Impairment. Without the prior written consent of the holders of a majority of the Series B Preferred, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred against impairment.

                  (x) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Series B Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series B Preferred.

      7. Redemption. The Series B Preferred are not redeemable by the Corporation, nor may the holders of Series B Preferred require the Corporation to redeem such shares.

      8. Notices of Record Date. In the event that the Corporation shall propose at any time:

            (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

            (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

            (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

            (d) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then, in connection with each such event, unless waived in writing by the holders of a majority of the outstanding shares of Series B Preferred, the Corporation shall send to the holders of the Series B
Preferred:

                  (i) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

                  (ii) in the case of the matters referred to in (c) and (d) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) provided, that no such notice shall be required in connection with the Acquisition (as defined in the Subscription Agreement); provided, further, that notice shall be provided in the same manner as any notice actually provided to the holders of Common Stock in connection with the Acquisition.

            Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of this Corporation.

      9. Protective Provisions. In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series B Preferred, voting together as a single class, amend or repeal any provision of the Corporation's Certificate of Incorporation or Bylaws in such a manner as to adversely affect the rights of the holders of Series B Preferred.

      IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Robert Hickey, the Chairman, President and Chief Executive Officer of the Corporation. The signature below shall constitute the affirmation or acknowledgement, under penalties of perjury, that the facts herein stated are true.

Dated:                                    LIFE MEDICAL SCIENCES, INC.


                                          --------------------------------------
                                          By:   Robert Hickey
                                                Chairman, President and Chief
                                                Executive Officer

                                   Appendix II

                                                         Warrant No:
                                                                     -----------

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), STATE SECURITIES LAWS IN THE UNITED STATES OR THE SECURITIES LAW OF ANY OTHER COUNTRY AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (A) SUCH TRANSACTION OCCURS OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE ACT (OR SUCH SUCCESSOR RULE OR REGULATION THEN IN EFFECT), IF APPLICABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (B) THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE REGISTERED UNDER THE ACT OR (C) SUCH TRANSACTION CONSTITUTES A TRANSACTION THAT OTHERWISE DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER PRIOR TO SUCH TRANSACTION HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE CORPORATION, SUBJECT IN EACH CASE TO ANY APPLICABLE UNITED STATES FEDERAL OR STATE OR FOREIGN SECURITIES LAW RESTRICTIONS APPLICABLE TO THE RESALE OF THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT.

THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. ANY PERSON EXERCISING THIS WARRANT WILL BE REQUIRED TO PROVIDE (1) WRITTEN CERTIFICATION THAT IT IS NOT A U.S. PERSON WITHIN THE MEANING OF REGULATION S OF THE ACT AND THAT THIS WARRANT IS NOT BEING EXERCISED WITHIN THE UNITED STATES OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR A PERSON IN THE UNITED STATES, OR (2) A WRITTEN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THE EFFECT THAT THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE ACT AND UNDER ANY APPLICABLE U.S. STATE SECURITIES LAWS OR ARE EXEMPT FROM REGISTRATION THEREUNDER.


                        WARRANT TO PURCHASE COMMON STOCK

                  _____________________ Shares of Common Stock

                           LIFE MEDICAL SCIENCES, INC.


            THIS CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, (the "Warrantholder") with an address at ____________________________________, is the registered holder of this
Warrant and is entitled to subscribe for and purchase from Life Medical Sciences, Inc., a Delaware corporation (herein called the "Corporation"), at any time after the date hereof and before the later of 5:00 p.m. (Eastern Standard
Time) on March, 2004 and the date which is 18 months after the date upon which the Corporation implements an increase to its authorized shares of common stock of the Corporation ("Shares") to an amount sufficient to permit the conversion or exercise of all presently outstanding securities of the Corporation (including securities to be sold in the offering referred to in Section 1 below) convertible into or exchangeable for Shares

(the "Authorized Capital Increase") (such later time referred to hereafter as the "Time of Expiry"), up to __________ fully paid and non-assessable Shares par value $.001 per Share of the Corporation at an exercise price of $0.24 per Share, subject to adjustment as provided below (collectively the "Exercise Price").

            This Warrant is subject to the provisions of the Investor Rights Agreement dated __________, 2002 among the Corporation and certain Warrantholders, as well as to a subscription agreement entered into with the original warrantholder in connection with the offering referred to in Section 1 below (the "Subscription Agreement"), and the following provisions, terms and conditions:

1.    Designation

            This warrant certificate is one of a series of warrant certificates (collectively, the "Warrants") issued pursuant to an offering by the Corporation of up to 1,000,000 units, each unit consisting of one share of Series B Convertible Preferred Stock, $.01 par value per share, of the Corporation, one Warrant to purchase ten (10) Shares and one additional warrant to purchase ten
(10) Shares at an exercise price of $0.12 per Share.

2.    Exercise of Warrants

      (a) Election to Purchase. This Warrant may be exercised by the Warrantholder prior to the Time of Expiry in whole or in part and in accordance with the provisions hereof by delivery of an Election to Purchase in a form substantially the same as that attached hereto as Annex "A", properly completed and executed, together with this Warrant and payment of the Exercise Price multiplied by the number of Shares specified in the Election to Purchase to the Corporation at P.O. Box 219, Little Silver, New Jersey 07739, U.S.A., Attention:
            Robert P. Hickey, or such other address as may be notified in writing by the Corporation. Payment shall be made in U.S. dollars by certified or bank cashier's cheque payable to the order of the Corporation.

      (b) Exercise. The Corporation shall, promptly following the date it receives a duly executed Election to Purchase, this Warrant and payment of the Exercise Price for the number of Shares specified in the Election to Purchase (the "Exercise Date"), issue or cause to be issued that number of Shares specified in the Election to Purchase as fully paid and non-assessable Shares. Such duly executed Election to Purchase shall constitute the Warrantholder's acknowledgement of and undertaking to comply to the reasonable satisfaction of the Corporation and its counsel, with all applicable laws, rules, regulations and policies of every stock exchange upon which the Shares of the Corporation may from time to time be listed or traded, and any other applicable governmental or regulatory authorities.

      (c) Share Certificates. As promptly as practicable after the Exercise Date (and in any event not later than 10 days after the Exercise
            Date), the Corporation shall send to the Warrantholder, registered in such name or names as the Warrantholder may direct or if no such direction has been given, in the name of the Warrantholder, a certificate or certificates for the number of Shares specified in the Election to Purchase. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Warrantholder with respect to the number of the Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented thereby.

      (d) Fractional Shares. No fractional Shares shall be issued upon exercise of this Warrant and no payments or adjustment shall be made upon any exercise on account of any cash dividends on the Shares issued upon such exercise. If any fractional interest in a Share would, except for the provisions of the first sentence of this subsection 2(d), be deliverable upon the exercise of this Warrant, the number of Shares to be issued to the Warrantholder upon the exercise of this Warrant shall be rounded to the nearest whole number.

      (e) Subscription for Less than Entitlement. The Warrantholder may from time to time subscribe for and purchase a number of Shares less than the aggregate number which the holder is entitled to purchase pursuant to this Warrant. In the event of a purchase of a number of Shares less than the aggregate number which may be purchased pursuant to this Warrant, the holder thereof shall be entitled to receive, without charge, a new Warrant certificate in respect of the balance of the Shares subject to this Warrant which were not purchased by the Warrantholder.

      (f) Corporate Changes. If the Corporation shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets (the "Event"), (other than a reorganization or merger in which the Corporation is the surviving entity) then the securities purchasable hereunder shall be the securities (the "Event Securities") which the Warrantholder would have received or been entitled to receive in such Event if such Warrantholder had fully exercised this Warrant prior to the record date (or if there was no record date, then prior to the effective date) of such Event, and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares as to which this Warrant was unexercised immediately prior to the Event, and dividing the product thereof by the number of Event Securities; provided however, that the Event shall not be carried into effect unless all necessary steps have been taken to ensure that any surviving entity is subject to the terms of this Warrant as adjusted.

            Notwithstanding anything to the contrary contained in the immediately proceeding paragraph, in the event of a transaction contemplated by such paragraph in which the surviving or purchasing corporation demands that all outstanding Warrants be extinguished prior to the closing date of the contemplated transaction, the Corporation shall give prior notice (the "Merger Notice") thereof to the Holders advising them of such transaction. The Holders shall have ten days after the date of the Merger Notice to elect to (i) exercise the Warrants in the manner provided herein, or (ii) receive from the surviving or purchasing corporation the same consideration receivable by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, or purchase reduced by such amount of the consideration as has a market value equal to the Exercise Price, as determined by the board of directors of the Corporation in accordance with the terms of the Warrants. If any Holder fails to timely notify the Corporation of its election, the Holder shall be deemed for all purposes to have elected the option set forth in (ii) above. Any amounts receivable by a Holder who has elected the option set forth in (ii) above shall be payable at the same time as amounts payable to stockholders in connection with any such transaction.

      (g)   Subdivision or Consolidation of Shares

            (i) In the event the Corporation shall subdivide its outstanding Shares into a greater number of Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in the event the outstanding Shares of the Corporation shall be consolidated into a smaller number of Shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased.

            (ii) Upon each adjustment of the Exercise Price as provided herein, the Warrantholder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Shares (calculated to the nearest tenth of a Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

      (h) Change or Reclassification of Shares. In the event the Corporation shall change or reclassify its outstanding Shares into a different class of securities, this Warrant shall be adjusted as follows so as to apply to the successor class of securities:

            (i) the number and kind of the successor class of securities which the Warrantholder shall be entitled to acquire shall be the aggregate number and kind of securities which, if this Warrant had been exercised immediately prior to such change or reclassification, the Warrantholder would have been entitled to receive by reason of such change or reclassification; and

            (ii) the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Shares as to which this Warrant was unexercised immediately prior to the change or reclassification, and dividing the product thereof by the number of the successor class of securities determined in paragraph 2(h)(i) hereof.

      (i) Distribution to Shareholders. If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date or if a date is otherwise established (any such date being hereinafter referred to in this subsection 2(i) as the "record date") for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Shares of the Corporation entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares of the Corporation or securities convertible into or exchangeable for Shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Fair Market Value (as hereinafter defined) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate price of the total number of additional Shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by the Fair Market Value, and of which the denominator shall be the total number of Shares outstanding on such record date plus the total number of additional Shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

      (j) Additional Subscriptions. If at any time the Corporation grants to its shareholders the right to subscribe for and purchase pro rata additional securities of the Corporation (other than securities described in subsection (2)(i) hereof) or of any other corporation or entity, there shall be no adjustments made to the number of Shares or other securities subject to this Warrant or to the Exercise Price in consequence thereof and this Warrant shall remain unaffected.

      (k) Carry Over of Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price in effect prior to such adjustment.

      (l) Notice of Adjustment. Upon any adjustment of the number of Shares and upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Warrantholder, which notice shall state the Exercise Price and the number of Shares or other securities into which each Warrant is exercisable resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of a Warrantholder there shall be transmitted promptly to all Warrantholders a statement prepared by the firm of independent certified public accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation's calculation of the change.

      (m)   Other Notices. If at any time:

            (i)   the Corporation shall declare any dividend upon its Shares;

            (ii) the Corporation shall offer for subscription pro rata to the holders of its Shares any additional shares of any class or other rights;

            (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation (other than the Acquisition as defined in the Subscription Agreement); or

            (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

            then, in any one or more of such cases, the Corporation shall give to the Warrantholder (A) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify (A) in the case of any such dividend, distribution or subscription rights, the date on which the holders of Shares shall be entitled thereto, and (B) in the case of any transaction described in the foregoing clauses (iii) and (iv), the date on which the holders of Shares are to be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

      (n) Increase to Authorized Capital. The Corporation will, as soon as reasonably practicable, convene a meeting of shareholders of the Corporation at which the Corporation will place before shareholders a proposal for the Authorized Capital Increase or otherwise submit such proposal to stockholders pursuant to a written consent.

      (o) Shares to be Reserved. Immediately following the Authorized Capital Increase, the Corporation will at all times keep available and reserve out of its authorized Shares, solely for the purpose of issue upon the exercise of this Warrant, such number of Shares as shall then be issuable upon the exercise of these Warrants. Assuming the implementation of the Authorized Capital Increase, the Corporation covenants and agrees that all Shares which shall be so issuable will, upon issuance, be duly authorized and issued, fully paid and non-assessable. The Corporation will take all such action as may be necessary to assure that all such Shares may be so issued without violation of any applicable requirements of any stock exchange upon which the Shares of the Corporation may be listed or in respect of which the Shares are qualified for unlisted trading privileges. The Corporation will take all such action as is within its power to assure that all such Shares may be so issued without violation of any applicable law.

      (p) Issue Tax. The issuance of certificates for Shares upon the exercise of these Warrants shall be made without charge to the Warrantholder for any issuance tax in respect thereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder.

      (q) Fair Market Value. For the purposes of any computation hereunder, unless otherwise specified, the "Fair Market Value" at any date shall be: (i) if the Shares are listed on a stock exchange or quoted on a similar securities market, the weighted average sale price per share for the Shares for any 20 consecutive trading days (selected by the Corporation) commencing not more than 25 trading days before such date on the principal stock exchange or similar securities market upon which the Shares are listed or quoted, as the case may be; or (ii) if the computation is being made in connection with a public offering of Shares, the gross distribution price per Share under the offering; or (iii) in all other cases, the Fair Market Value shall be determined by the Board of Directors in good faith, which determination shall be conclusive. The weighted average sale price shall be determined by dividing the aggregate sale price of all Shares sold on the said exchange or market during the said 20 consecutive trading days by the total number of Shares so sold.

      (r) The Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Shares shall bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), STATE SECURITIES LAWS IN THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER COUNTRY, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS
            (A) SUCH TRANSACTION OCCURS OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE ACT (OR SUCH SUCCESSOR RULE OR REGULATION THEN IN EFFECT), IF APPLICABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (B) THE SECURITIES REPRESENTED BY THIS CERTIFICATE

            ARE REGISTERED UNDER THE ACT OR (C) SUCH TRANSACTION CONSTITUTES A TRANSACTION THAT OTHERWISE DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER PRIOR TO SUCH TRANSACTION HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE CORPORATION, SUBJECT IN EACH CASE TO ANY APPLICABLE UNITED STATES FEDERAL, STATE OR FOREIGN SECURITIES LAW RESTRICTIONS APPLICABLE TO THE RESALE OF THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT.

3.    Transfer

            Subject to compliance by the Warrantholder with any applicable resale restrictions, the Corporation acknowledges and agrees that this Warrant may be assigned or transferred by the Warrantholder at the Warrantholder's option. It is the sole responsibility of the Warrantholder to ensure that all such restrictions have been observed. Upon any permitted assignment or transfer, the Warrantholder shall furnish the Corporation with such information regarding the transferee as the Corporation may reasonably require to register this Warrant in the name of the transferee.

4.    Replacement

            Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant), the Corporation will issue to the Warrantholder a replacement Warrant (containing the same terms and conditions as this Warrant).

5.    Expiry Date

            This Warrant shall expire and all rights to purchase Shares hereunder shall cease and become null and void at 5:00 p.m. (Eastern Standard
Time) on the later of ____________, 2004 and the date which is 18 months after the date upon which the Corporation implements the Authorized Capital Increase.

6.    Amendment

            Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, or by the affirmative consent in writing of holders of at least two-thirds of the then outstanding Warrants.

7.    Inability to Deliver Shares

            Notwithstanding any other provision hereof, if due to the Corporation's failure to implement the Authorized Capital Increase, the Corporation is unable to issue and deliver the Shares as contemplated herein to the Warrantholder upon the proper exercise by the Warrantholder of the Warrant to purchase the Shares covered by this Warrant, at the sole option of the Warrantholder, the Corporation shall pay to the Warrantholder, in cash, an amount equal to the positive difference, if any, between (i) the Exercise Price multiplied by the number of Shares for which the Warrant is exercisable; and
(ii) the Aggregate Value (as defined below) of such Shares or other securities on the Exercise Date (the "Cash Remedy").

For purposes of this paragraph "Aggregate Value" means the weighted average sale price per share for the Shares for the 20 consecutive trading days before such date on the principal stock exchange or similar securities market upon which the Shares are listed or quoted as the case may be, multiplied by the number of Shares for which the Warrant is exercisable. The Cash Remedy is the Warrantholder's sole recourse against the Corporation for failure to implement the Authorized Capital Increase. Upon payment of the Cash Remedy, this Warrant shall be null and void.

8.    Governing Law

            The laws of the State of New York and applicable federal laws of the United States shall govern this Warrant.

9.    Successors

            This Warrant shall enure to the benefit of and shall be binding upon the Warrantholder and the Corporation and their respective successors.

            IN WITNESS WHEREOF the Corporation has caused this Warrant to be signed by its duly authorised officers and its corporate seal hereto affixed.

            DATED:  March, 2002

                                    LIFE MEDICAL SCIENCES, INC.


                                    By:
                                         --------------------------------

                       Annex "A" to Share Purchase Warrant

                              Election to Purchase

            The undersigned Warrantholder hereby irrevocably elects to exercise the Warrant issued by Life Medical Sciences, Inc. dated ____________, 2002 for the number of common shares (or other property or securities subject thereto) ("Shares") as set forth below:

            (a)   Number of Shares to be Acquired:
                                                            ------------

            (b)   Exercise Price per Share:                 $
                                                             -----------

            (c)   Aggregate Purchase Price                  $
                  [(a) multiplied by (b)]                    -----------


and hereby tenders a certified or cashier's cheque or bank draft for such aggregate purchase price, and directs such Shares to be registered and a certificate therefor to be issued as directed below.


            DATED this _____________ day of ________________, ____.


-----------------------                   ---------------------------------
Witness                                   Signature


Direction as to Registration

Name of Registered Holder:
                                          ---------------------------------
Address of Registered Holder:
                                          ---------------------------------

                                          ---------------------------------

                                          ---------------------------------

                                    Annex "B"


TO:         LIFE MEDICAL SCIENCES, INC.


            FOR VALUE RECEIVED, the undersigned hereby sells, transfers and assigns unto _____________________________ the within warrant (herein called the "Warrant"). The undersigned hereby irrevocably instructs you to transfer the Warrant on your books of registration and to issue in substitution therefor a new warrant exercisable for the same number of shares or other securities or property as the Warrant.


                  DATED the ________ day of ________________, ____.


Signature of Transferor is hereby guaranteed:

                                          ---------------------------------

Note: The signature to this Warrant transfer must correspond with the name as set forth on the face of the Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or other financial institution acceptable to the Corporation.

                                  Appendix III

                                                        Warrant No:
                                                                    ------------

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), STATE SECURITIES LAWS IN THE UNITED STATES OR THE SECURITIES LAW OF ANY OTHER COUNTRY AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (A) SUCH TRANSACTION OCCURS OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE ACT (OR SUCH SUCCESSOR RULE OR REGULATION THEN IN EFFECT), IF APPLICABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (B) THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE REGISTERED UNDER THE ACT OR (C) SUCH TRANSACTION CONSTITUTES A TRANSACTION THAT OTHERWISE DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER PRIOR TO SUCH TRANSACTION HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE CORPORATION, SUBJECT IN EACH CASE TO ANY APPLICABLE UNITED STATES FEDERAL OR STATE OR FOREIGN SECURITIES LAW RESTRICTIONS APPLICABLE TO THE RESALE OF THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT.

THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. ANY PERSON EXERCISING THIS WARRANT WILL BE REQUIRED TO PROVIDE (1) WRITTEN CERTIFICATION THAT IT IS NOT A U.S. PERSON WITHIN THE MEANING OF REGULATION S OF THE ACT AND THAT THIS WARRANT IS NOT BEING EXERCISED WITHIN THE UNITED STATES OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR A PERSON IN THE UNITED STATES, OR (2) A WRITTEN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THE EFFECT THAT THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE ACT AND UNDER ANY APPLICABLE U.S. STATE SECURITIES LAWS OR ARE EXEMPT FROM REGISTRATION THEREUNDER.


                        WARRANT TO PURCHASE COMMON STOCK

                  _____________________ Shares of Common Stock

                           LIFE MEDICAL SCIENCES, INC.

                                   March, 2002

                                       to

                                  June 30, 2002

            THIS CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, _______________ (the "Warrantholder") with an address at ________________________, is the registered holder of this Warrant and is entitled to subscribe for and purchase from Life Medical Sciences, Inc., a Delaware corporation

(herein called the "Corporation"), at any time after the date hereof and before 5:00 p.m. (Eastern Standard Time) on June 30, 2002 (the "Time of Expiry"), up to ____________ fully paid and non-assessable shares of common stock par value $.001 per share of the Corporation ("Shares") at an exercise price of $0.12 per Share, subject to adjustment as provided below (collectively the "Exercise Price"). Notwithstanding the foregoing, if by May 31, 2002 the Corporation has not implemented an increase to its authorized Shares to an amount sufficient to permit the conversion or exercise of all presently outstanding securities of the Corporation (including securities to be sold in the offering referred to in Section 1 below) convertible into or exchangeable for Shares (the "Authorized Capital Increase"), then the Time of Expiry shall be extended without further action required on the part of the Warrantholder, to the date that is six (6) months after the implementation of the Authorized Capital Increase.

            This Warrant is subject to the provisions of the Investor Rights Agreement dated as of March, 2002 among the Corporation and certain Warrantholders as well as to a subscription agreement entered into with the original Warrantholder in connection with the offering referred to in Section 1 below (the "Subscription Agreement"), and the following provisions, terms and conditions:

1.    Designation

            This warrant certificate is one of a series of warrant certificates (collectively, the "Warrants") issued to Warrantholders for value received by the Corporation in connection with an offering by the Corporation of up to 1,000,000 units, each unit consisting of one share of Series B Convertible Preferred Stock, $.01 par value per share, of the Corporation, one warrant to purchase ten (10) Shares at an exercise price of $0.24 per share and one Warrant to purchase ten (10) Shares.

2.    Exercise of Warrants

      (a) Election to Purchase. This Warrant may be exercised by the Warrantholder prior to the Time of Expiry in whole or in part and in accordance with the provisions hereof by delivery of an Election to Purchase in a form substantially the same as that attached hereto as Annex "A", properly completed and executed, together with this Warrant and payment of the Exercise Price multiplied by the number of Shares specified in the Election to Purchase to the Corporation at P.O. Box 219, Little Silver, New Jersey 07739, U.S.A., Attention:
            Robert P. Hickey, or such other address as may be notified in writing by the Corporation. Payment shall be made in U.S. dollars by certified or bank cashier's cheque payable to the order of the Corporation.

      (b) Exercise. The Corporation shall, promptly following the date it receives a duly executed Election to Purchase, this Warrant and payment of the Exercise Price for the number of Shares specified in the Election to Purchase (the "Exercise Date"), issue or cause to be issued that number of Shares specified in the Election to Purchase as fully paid and non-assessable Shares. Such duly executed Election to Purchase shall constitute the Warrantholder's acknowledgement of and undertaking to comply to the reasonable satisfaction of the Corporation and its counsel, with all applicable laws, rules, regulations and policies of every stock exchange upon which the Shares of the

            Corporation may from time to time be listed or traded, and any other applicable governmental or regulatory authorities.

      (c) Share Certificates. As promptly as practicable after the Exercise Date (and in any event not later than 10 days after the Exercise
            Date), the Corporation shall send to the Warrantholder, registered in such name or names as the Warrantholder may direct or if no such direction has been given, in the name of the Warrantholder, a certificate or certificates for the number of Shares specified in the Election to Purchase. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Warrantholder with respect to the number of the Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented thereby.

      (d) Fractional Shares. No fractional Shares shall be issued upon exercise of this Warrant and no payments or adjustment shall be made upon any exercise on account of any cash dividends on the Shares issued upon such exercise. If any fractional interest in a Share would, except for the provisions of the first sentence of this subsection 2(d), be deliverable upon the exercise of this Warrant, the number of Shares to be issued to the Warrantholder upon the exercise of this Warrant shall be rounded to the nearest whole number.

      (e) Subscription for Less than Entitlement. The Warrantholder may from time to time subscribe for and purchase a number of Shares less than the aggregate number which the holder is entitled to purchase pursuant to this Warrant. In the event of a purchase of a number of Shares less than the aggregate number which may be purchased pursuant to this Warrant, the holder thereof shall be entitled to receive, without charge, a new Warrant certificate in respect of the balance of the Shares subject to this Warrant which were not purchased by the Warrantholder.

      (f) Corporate Changes. If the Corporation shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets (the "Event"), (other than a reorganization or merger in which the Corporation is the surviving entity) then the securities purchasable hereunder shall be the securities (the "Event Securities") which the Warrantholder would have received or been entitled to receive in such Event if such Warrantholder had fully exercised this Warrant prior to the record date (or if there was no record date, then prior to the effective date) of such Event, and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares as to which this Warrant was unexercised immediately prior to the Event, and dividing the product thereof by the number of Event Securities; provided however, that the Event shall not be carried into effect unless all necessary steps have been taken to ensure that any surviving entity is subject to the terms of this Warrant as adjusted.

            Notwithstanding anything to the contrary contained in the immediately proceeding paragraph, in the event of a transaction contemplated by such paragraph in which the surviving or purchasing corporation demands that all outstanding Warrants be extinguished prior to the closing date of the contemplated transaction, the Corporation shall give prior notice (the "Merger Notice") thereof to the Holders advising them of such transaction. The Holders shall have ten days after the date of the Merger Notice to elect to (i) exercise the Warrants in the manner provided herein, or (ii) receive from the surviving or purchasing corporation the same consideration receivable by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, or purchase reduced by such amount of the consideration as has a market value equal to the Exercise Price, as determined by the board of directors of the Corporation in accordance with the terms of the Warrants. If any Holder fails to timely notify the Corporation of its election, the Holder shall be deemed for all purposes to have elected the option set forth in (ii) above. Any amounts receivable by a Holder who has elected the option set forth in (ii) above shall be payable at the same time as amounts payable to stockholders in connection with any such transaction.

      (g)   Subdivision or Consolidation of Shares

            (i) In the event the Corporation shall subdivide its outstanding Shares into a greater number of Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in the event the outstanding Shares of the Corporation shall be consolidated into a smaller number of Shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased.

            (ii) Upon each adjustment of the Exercise Price as provided herein, the Warrantholder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Shares (calculated to the nearest tenth of a Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

      (h) Change or Reclassification of Shares. In the event the Corporation shall change or reclassify its outstanding Shares into a different class of securities, this Warrant shall be adjusted as follows so as to apply to the successor class of securities:

            (i) the number and kind of the successor class of securities which the Warrantholder shall be entitled to acquire shall be the aggregate number and kind of securities which, if this Warrant had been exercised immediately prior to such change or reclassification, the Warrantholder would have been entitled to receive by reason of such change or reclassification; and

            (ii) the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Shares as to which this Warrant was unexercised immediately prior to the change or reclassification, and dividing the product thereof by the number of the successor class of securities determined in paragraph 2(h)(i) hereof.

      (i) Distribution to Shareholders. If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date or if a date is otherwise established (any such date being hereinafter referred to in this subsection 2(i) as the "record date") for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Shares of the Corporation entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares of the Corporation or securities convertible into or exchangeable for Shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Fair Market Value (as hereinafter defined) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate price of the total number of additional Shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by the Fair Market Value, and of which the denominator shall be the total number of Shares outstanding on such record date plus the total number of additional Shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

      (j) Additional Subscriptions. If at any time the Corporation grants to its shareholders the right to subscribe for and purchase pro rata additional securities of the Corporation (other than securities described in subsection (2)(i) hereof) or of any other corporation or entity, there shall be no adjustments made to the number of Shares or other securities subject to this Warrant or to the Exercise Price in consequence thereof and this Warrant shall remain unaffected.

      (k) Carry Over of Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise

            Price in effect immediately prior to the event giving rise to the adjustment, provided however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price in effect prior to such adjustment.

      (l) Notice of Adjustment. Upon any adjustment of the number of Shares and upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Warrantholder, which notice shall state the Exercise Price and the number of Shares or other securities into which each Warrant is exercisable resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of a Warrantholder there shall be transmitted promptly to all Warrantholders a statement prepared by the firm of independent certified public accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation's calculation of the change.

      (m)   Other Notices. If at any time:

            (i)   the Corporation shall declare any dividend upon its Shares;

            (ii) the Corporation shall offer for subscription pro rata to the holders of its Shares any additional shares of any class or other rights;

            (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation (other than the Acquisition as defined in the Subscription Agreement); or

            (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

            then, in any one or more of such cases, the Corporation shall give to the Warrantholder (A) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify (A) in the case of any such dividend, distribution or subscription rights, the date on which the holders of Shares shall be entitled thereto, and (B) in the case of any transaction described in the foregoing clauses (iii) and (iv), the date on which the holders of Shares are to be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

      (n) Increase to Authorized Capital. The Corporation will, as soon as reasonably practicable, convene a meeting of shareholders of the Corporation at which the Corporation will place before shareholders a proposal for the Authorized Capital Increase or otherwise submit such proposal to stockholders pursuant to a written consent.

      (o) Shares to be Reserved. Immediately following the Authorized Capital Increase, the Corporation will at all times keep available and reserve out of its authorized Shares, solely for the purpose of issue upon the exercise of this Warrant, such number of Shares as shall then be issuable upon the exercise of this Warrant. Assuming the implementation of the Authorized Capital Increase, the Corporation covenants and agrees that all Shares which shall be so issuable will, upon issuance, be duly authorized and issued, fully paid and non-assessable. The Corporation will take all such action as may be necessary to assure that all such Shares may be so issued without violation of any applicable requirements of any stock exchange upon which the Shares of the Corporation may be listed or in respect of which the Shares are qualified for unlisted trading privileges. The Corporation will take all such action as is within its power to assure that all such Shares may be so issued without violation of any applicable law.

      (p) Issue Tax. The issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder.

      (q) Fair Market Value. For the purposes of any computation hereunder, unless otherwise specified, the "Fair Market Value" at any date shall be: (i) if the Shares are listed on a stock exchange or quoted on a similar securities market, the weighted average sale price per share for the Shares for any 20 consecutive trading days (selected by the Corporation) commencing not more than 25 trading days before such date on the principal stock exchange or similar securities market upon which the Shares are listed or quoted, as the case may be; or (ii) if the computation is being made in connection with a public offering of Shares, the gross offering price per Share under the offering; or (iii) in all other cases, the Fair Market Value shall be determined by the Board of Directors in good faith, which determination shall be conclusive. The weighted average sale price shall be determined by dividing the aggregate sale price of all Shares sold on the said exchange or market during the said 20 consecutive trading days by the total number of Shares so sold.

      (r) The Shares issued upon exercise of the Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Shares shall bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), STATE SECURITIES LAWS IN THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER COUNTRY, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS
            (A) SUCH TRANSACTION OCCURS OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE ACT (OR SUCH SUCCESSOR RULE OR REGULATION THEN IN EFFECT), IF APPLICABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (B) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE REGISTERED UNDER THE ACT OR (C) SUCH TRANSACTION CONSTITUTES A TRANSACTION THAT OTHERWISE DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER PRIOR TO SUCH TRANSACTION HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE CORPORATION, SUBJECT IN EACH CASE TO ANY APPLICABLE UNITED STATES FEDERAL, STATE OR FOREIGN SECURITIES LAW RESTRICTIONS APPLICABLE TO THE RESALE OF THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT.

3.    Transfer

            Subject to compliance by the Warrantholder with any applicable resale restrictions, the Corporation acknowledges and agrees that this Warrant may be assigned or transferred by the Warrantholder at the Warrantholder's option. It is the sole responsibility of the Warrantholder to ensure that all such restrictions have been observed. Upon any permitted assignment or transfer, the Warrantholder shall furnish the Corporation with such information regarding the transferee as the Corporation may reasonably require to register this Warrant in the name of the transferee.

4.    Replacement

            Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant), the Corporation will issue to the Warrantholder a replacement Warrant (containing the same terms and conditions as this Warrant).

5.    Expiry Date

            This Warrant shall expire and all rights to purchase Shares hereunder shall cease and become null and void at 5:00 p.m. (Eastern Standard
Time) on June 30, 2002 or, in the event that the Corporation has not by May 31, 2002 implemented the Authorized Capital Increase, on the date that is six months after the implementation of the Authorized Capital Increase.

6.    Amendment

            Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, or by the affirmative consent in writing of holders of at least two-thirds of the then outstanding Warrants.

7.    Inability to Deliver Shares

            Notwithstanding any other provision hereof, if due to the Corporation's failure to implement the Authorized Capital Increase, the Corporation is unable to issue and deliver the Shares as contemplated herein to the Warrantholder upon the proper exercise by the Warrantholder of the Warrant to purchase the Shares covered by this Warrant, at the sole option of the Warrantholder, the Corporation shall pay to the Warrantholder, in cash, an amount equal to the positive difference, if any, between (i) the Exercise Price multiplied by the number of Shares for which the Warrant is exercisable; and
(ii) the Aggregate Value (as defined below) of such Shares on the Exercise Date (the "Cash Remedy"). For purposes of this paragraph "Aggregate Value" means the weighted average sale price per share for the Shares for the 20 consecutive trading days before such date on the principal stock exchange or similar securities market upon which the Shares are listed or quoted as the case may be, multiplied by the number of Shares for which the Warrant is exercisable. The Cash Remedy is the Warrantholder's sole recourse against the Corporation for failure to implement the Authorized Capital Increase. Upon payment of the Cash Remedy, this Warrant shall be null and void.

8.    Governing Law

            The laws of the State of New York and applicable federal laws of the United States shall govern this Warrant.

9.    Successors

            This Warrant shall enure to the benefit of and shall be binding upon the Warrantholder and the Corporation and their respective successors.

            IN WITNESS WHEREOF the Corporation has caused this Warrant to be signed by its duly authorised officers and its corporate seal hereto affixed.

            DATED the day of March, 2002.

                                    LIFE MEDICAL SCIENCES, INC.


                                    By:
                                         --------------------------------

                       Annex "A" to Share Purchase Warrant

                              Election to Purchase

            The undersigned Warrantholder hereby irrevocably elects to exercise the Warrant issued by Life Medical Sciences, Inc. dated ____________, 2002 for the number of common shares (or other property or securities subject thereto) ("Shares") as set forth below:

            (a)   Number of Shares to be Acquired:
                                                      ------------

            (b)   Exercise Price per Share:           $
                                                       -----------

            (c)   Aggregate Purchase Price            $
                  [(a) multiplied by (b)]              -----------


and hereby tenders a certified or cashier's cheque or bank draft for such aggregate purchase price, and directs such Shares to be registered and a certificate therefor to be issued as directed below.


            DATED this _____________ day of ________________, ____.


-------------------                       ------------------------------------
Witness                                   Signature


Direction as to Registration

Name of Registered Holder:
                                          ------------------------------------
Address of Registered Holder:
                                          ------------------------------------

                                          ------------------------------------

                                          ------------------------------------

                                    Annex "B"


TO:         LIFE MEDICAL SCIENCES, INC.

            FOR VALUE RECEIVED, the undersigned hereby sells, transfers and assigns unto __________________________ the within warrant (herein called the "Warrant"). The undersigned hereby irrevocably instructs you to transfer the Warrant on your books of registration and to issue in substitution therefor a new warrant exercisable for the same number of shares or other securities or property as the Warrant.


                  DATED the ________ day of ________________, ____.


Signature of Transferor is hereby guaranteed:

                                          ------------------------------------
                                          (Signature of Transferor)

Note: The signature to this Warrant transfer must correspond with the name as set forth on the face of the Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or other financial institution acceptable to the Corporation.

                                   Appendix IV

                           LIFE MEDICAL SCIENCES, INC.
                            INVESTOR RIGHTS AGREEMENT

                            INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (the "Agreement") is made and entered into as of March, 2002 by and among Life Medical Sciences, Inc., a Delaware corporation (the "Company") and the investors listed on the signature pages hereto (the "Investors").

                                    RECITALS

WHEREAS the Company desires the Investors to purchase Units of the Company ("Units"), each Unit consisting of (i) a share of Series B Convertible Preferred Stock ("Series B Preferred"), (ii) a two-year warrant (a "Warrant") to purchase up to ten (10) shares of Common Stock per Warrant at an exercise price of $0.24 per share and (iii) a six month warrant to purchase up to ten (10) shares of Common Stock at an exercise price of $0.12 per share (an "Additional Warrant"); at a purchase price of $1.20 per Unit and

WHEREAS the purchase of the Units is in connection with an offering by the Company to the Investors of up to 1,000,000 Units pursuant to a Subscription Agreement (the "Subscription Agreement"); and

WHEREAS as an inducement for the Investors to enter into the Subscription Agreement, the Company desires to enter into this Agreement with the Investors.

NOW THEREFORE in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    REGISTRATION RIGHTS.

      1.1   Definitions.

            (a) "As-Converted Basis" means assuming the conversion into Common Stock or exercise for Common Stock of all securities directly or indirectly convertible into, or exercisable for, Common Stock.

            (b) "Common Stock" means the Company's Common Stock, par value $0.001 per share.

            (c) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

            (d) "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            (e) "Holder" means any person owning of record Registrable Securities that have not been sold in a public offering or sold pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with this Agreement.

            (f) "Initiating Holder" means any Holder or Holders who in the aggregate are Holders of not less than 30% of the then-outstanding Registrable Securities which have not been sold in a public offering.

            (g) "June 1999 Placement" means the Company's private placement of an aggregate of 1,505,003 shares of Common Stock completed in June 1999.

            (h) "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

            (i) "Registrable Securities" means: (i) all shares of Common Stock issued or issuable pursuant to the conversion of Series B Preferred or exercise of the Warrants or Additional Warrants and (ii) any shares of Common Stock or other securities issued in connection with any stock split, stock dividend, recapitalization, reorganization, merger, sale of assets or similar event in respect of the foregoing securities; excluding in all cases, however, any securities that would otherwise be Registrable Securities that have been sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement, any securities that would otherwise be Registrable Securities that have been sold in a public offering or sold pursuant to Rule 144 promulgated under the Securities Act, and, solely for the purposes of a registration under Section 1.2, Registrable Securities eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act.

            (j) "Registration Expenses" means all expenses incurred by the Company in complying with Sections 1.2 and 1.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, reasonable fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

            (k) "Securities Act" means the United States Securities Act of 1933, as amended.

            (l) "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

            (m) "Series A Demand Period" means the period during which holders of Series A Placement Securities (as defined in Section 1.2(b)) are entitled to request demand registration pursuant to Section 1.2 of the Series A Investor Rights Agreement.

            (n) "Series A Investor Rights Agreement" means the Investor Rights Agreement dated as of December 15, 2000 among the Company and the investors named therein in connection with the Series A Private Placement.

            (o) "Series A Private Placement" mean the Company's private placement of an aggregate of 500,000 shares of Series A Convertible Preferred Stock ("Series A Preferred") pursuant to a Stock Purchase Agreement dated as of December 15, 2000.

            (p) "Wedbush Warrant" means the Company's Warrant No. W1 dated May 8, 1996 issued to Wedbush Morgan Securities, Inc.

      1.2   Requested Registration.

            (a) Request for Registration by Initiating Holders. If the Company shall receive from an Initiating Holder, at any time following conversion of Series B Preferred into Common Stock and expiration of the Series A Demand Period, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                  (i) promptly give written notice of the proposed registration to all other Holders of Registrable Securities; and

                  (ii) use its best efforts to effect, as soon as practicable but in any event within 90 days of receipt of the Initiating Holder's request for registration, such registration of the sale of the Registrable Securities requested by the Initiating Holder, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in written requests received by the Company within 30 days after written notice from the Company is given under Section 1.2(a)(i)above; provided, however, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 1.2:

                        (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; or

                        (2) After the Company has effected one such registration pursuant to this Section 1.2 and such registration has been declared or ordered effective.

            (b) Underwriting; Request by Initiating Holders. If the Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request and the Company shall include such information in the written notice referred to in Section 1.2(a)(i). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such

Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Initiating Holder and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holder and reasonably acceptable to the Company. Notwithstanding the foregoing, if the managing underwriter advises the Company and the Initiating Holder in writing that marketing factors require a limitation of the number of shares to be included in the registration, then the Company shall so advise all Holders of Registrable Securities which would otherwise be included in the registration, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders who sought to include Registrable Securities in the registration, in such proportion (as nearly as practicable) among such Holders pro rata based on the amount of Registrable Securities owned by each of them (calculated on an As-Converted Basis). For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence. In connection with a registration under this Section 1.2, the Company may include securities to be sold for its own account, or the account of other persons; provided, however, that if a registration under this Section 1.2 is to be effected through an underwriting, the right of the Company and such other persons to include securities in such registration shall be conditioned upon the Company's and such other persons' participation in such underwriting and the inclusion of such securities in the underwriting (unless otherwise mutually agreed by the Initiating Holder and the Company, in the case of securities to be registered for the account of the Company, or by the Initiating Holder and each such other person, in the case of securities to be registered for the account of such other persons) to the extent provided herein. Notwithstanding the foregoing, if the managing underwriter advises the Company, such other persons and the Initiating Holder in writing that marketing factors require a limitation of the number of shares to be included in the registration, then (i) all securities that the Company sought to be included in the registration shall be removed from the registration before any Registrable Securities are removed from the registration, (ii) all securities of any such other person that do not have registration rights pursuant to (A) the Series A Investor Rights Agreement, (B) a subscription agreement entered into with the Company in connection with the June 1999 Placement or (C) pursuant to the Wedbush Warrant shall be removed from the registration before any Registrable Securities are removed from the registration and (iii) to the extent that any such other person holds securities that have registration rights pursuant to the Series A Placement ("Series A Placement Securities"), the June 1999 Placement ("June 1999 Placement Securities") or the Wedbush Warrant ("Wedbush Warrant Securities", and with the Series A Placement Securities and June 1999 Placement Securities, "Other Registrable Securities"), then notwithstanding anything in this Section 1.2(b) to the contrary, the number of shares of Registrable Securities and Other Registrable Securities that may be included in the underwriting shall be allocated among the Holders and such other persons who sought to include their respective securities in the registration, in such proportion (as nearly as practicable) among such Holders and such other persons pro rata based on the amount of Registrable Securities and Other Registrable Securities owned by each of them (calculated on an As-Converted Basis); provided, that notwithstanding anything in the foregoing to the contrary, the rights of the Holders of Registrable Securities to have such Registrable

Securities included in any such registration shall be subordinate to the rights of the holders of Series A Placement Securities and of "Warrants" and "Warrant Securities," as such terms are defined as of the date hereof in the Wedbush Warrant. Any securities excluded from an underwriting under this section shall be withdrawn from the registration.

            (c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holder a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Initiating Holder; provided, however, that the Company may not utilize this right more than once in any nine-month period.

            (d) Except for registration statements on Form S-4, Form S-8 or successor forms thereto, the Company will not file with the Commission any other registration statement, whether for its own account or that of other stockholders, from the date of receipt of a notice from the Initiating Holders requesting registration pursuant to this Section 1.2 until three months after the declaration of effectiveness of a registration statement filed under this
Section 1.2 (or the earlier termination of such requested registration or the related distribution), except where the Company is contemplating a registration solely for its own account and defers the registration requested by the Initiating Holders under Section 1.2(c) to permit the Company to complete such registration for its own account.

      1.3.  Piggyback Registrations.

            (a) Notice. The Company shall notify all Holders of Registrable Securities in writing promptly after determining to file any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company whether for its own account or the account of other stockholders or both (excluding any registration statements on Form S-4, Form S-8 or successor forms thereto, and a registration under Section 1.2) and will include in such registration statement all of the Registrable Securities specified in a written request or requests made by any Holder or Holders in response to such notice from the Company. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            (b) Underwriting. If a registration statement under which the Company gives notice under Section 1.3(a) is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities in the notice delivered under Section 1.3(a). In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section
1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders of Registrable Securities requesting inclusion of their Registrable Securities in such registration statement and to holders of Other Registrable Securities, to be allocated among such persons pro rata based on the amount of Registrable Securities and Other Registrable Securities (calculated on an As-Converted Basis) owned by each person and third, to any other holders of the Company's securities; provided, that notwithstanding anything in the foregoing to the contrary, the rights of the Holders of Registrable Securities to have such Registrable Securities included in any such registration shall be subordinate to the rights of the holders of Series A Placement Securities and of "Warrants" and "Warrant Securities," as such terms are defined as of the date hereof in the Wedbush Warrant. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

      1.4. Expenses of Registration. All Registration Expenses incurred in connection with one demand registration (pursuant to Section 1.2) and all piggyback registrations (pursuant to Section 1.3) shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

      1.5. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective and the related prospectus current until the distribution is completed, but not more than 180 days, provided that such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any Registrable Securities included in such registration statement due to circumstances described in Section 1.5(f).

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and all amendments and supplements thereto, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act if such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, following such notification, promptly deliver to each Holder copies of all amendments or supplements referred to in paragraphs (b) and (c) of this Section 1.5.

            (g) Furnish, at the request of any Holder registering Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or on the date that the registration statement becomes effective, if such securities are not being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters, if any, and if there are no underwriters, to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if there are no underwriters, to the Holders requesting registration of Registrable Securities.

            (h) Use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted.

            (i) Make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter (an "Advisor"), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement. Such seller will keep, and will cause its Advisors to keep, such information confidential subject to Section 3.14.

      1.6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2 and 1.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of Registrable Securities.

      1.7. Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.2 or 1.3:

            (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                  (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                  (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                  (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information and expressly stated to be for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

            (b) By Selling Holders. To the extent permitted by law, each selling Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter (as defined in the Securities Act) and any other Holder selling securities under such registration statement or any of such other Holder's partners, members, directors or officers or any person who controls such underwriter or other Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or a member, partner, director, officer or controlling person of such underwriter or other Holder may become subject under the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder by an instrument duly executed by such Holder and stated to be specifically for use in such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, member, officer, director or controlling person of such other Holder or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 1.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

            (c) Notice. Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the defendants include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under Section 1.7.

            (d) Contribution. If the indemnification provided for in this
Section 1.7 is unavailable to a party entitled to indemnification, then the indemnifying party shall contribute to the aggregate losses, claims, damages or liabilities of the indemnified party as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that, in any such case, (1) no Holder shall be required to contribute any amount in excess of the public offering price of all Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (2) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) Survival. The obligations of the Company and Holders under this
Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement.

      1.8. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, so long as any Registrable Securities are outstanding, without the consent of the Holders of a majority of the Registrable Securities, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to make a demand registration to the Company at any point in time when holders of Registrable Securities are entitled to request registration under Section 1.2, or (b) to have registration rights superior to, or which limit in any way (including by reducing the number of Registrable Securities that may be included in an underwritten offering), the registration rights of the Holders granted hereby.

2. LEGENDS. The Investors understand that the share certificates evidencing any Registrable Securities shall be endorsed with the following legends (in addition to any legends required under applicable state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

3.    MISCELLANEOUS.

      3.1. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted transferees and permitted assigns of the parties.

      3.2. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as applied to contracts made and to be performed entirely within that state between residents of that state.

      3.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

      3.4. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      3.5. Stock Splits, etc. All share numbers used in this Agreement are subject to adjustment in the case of any stock split, reverse stock split, combination or similar events.

      3.6. Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effective on (a) the date of delivery in person, or the date of delivery by facsimile with confirmation receipt, (b) the business day after deposit with a nationally-recognized courier or overnight service, for United States deliveries or (c) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below such party's signature on this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice. Notices to the Company will be marked to the attention of the President, with a copy to Keith Moskowitz, Ehrenreich, Eilenberg & Krause, 11 East 44th Street, 17th Floor, New York, NY 10017. Notices shall be sent to the addresses on the signature pages hereto, or such other addresses as a party may provide to the other parties from time to time.

      3.7. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

      3.8. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party against whom enforcement of such amendment or waiver is sought; provided, however that with respect to any Investor, the consent of the holders of more than sixty-six and two-thirds percent (662/3%) of the Registrable Securities shall be sufficient to bind any and all Investors.

      3.9. Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

      3.10. Entire Agreement. This Agreement and the Purchase Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, correspondence, agreements, understandings, duties or obligations among the parties with respect to the subject matter hereof.

      3.11. Further Assurances. From and after the date of this Agreement, upon the request of a party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

      3.12. Assignment. Rights under this Agreement may be assigned in connection with any transfer or assignment of Registrable Securities provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws, and (b) such other party agrees in writing with the Company to be bound by all of the provisions of this Agreement to the same extent as the transferor.

      3.13. Changes in Stock. If, and as often as, there is any change in the Common Stock or Series B Preferred by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made to the provisions hereof so that the rights granted hereby shall continue with respect to the Common Stock or Series B Preferred as so changed.

      3.14. Confidentiality. Information related to the terms and conditions of the financings covered by the Purchase Agreements, as well as all information contained in the instruments and agreements delivered in connection therewith, shall be deemed confidential and shall not be disclosed by the Investor to any person unless and until such information becomes generally available to the public other than by disclosure in violation of this Agreement. All other information that has been designated by the Company as "confidential" shall likewise be deemed confidential and not disclosed by the Investor to any person unless and until such (i) is or becomes generally available to the public other than by disclosure in violation of this Agreement, (ii) was properly within such Investor's possession prior to its being furnished by the Company to such Investor, or (iii) becomes available to such Investor through disclosure by third parties who have the right to disclose such information.

                            INVESTOR RIGHTS AGREEMENT
                                SIGNATURE PAGE 1


IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first above written.

                                    LIFE MEDICAL SCIENCES, INC.


                                    By:
                                       ---------------------------------------

                                       Robert Hickey
                                       Chairman, President and CEO

                                    Address:

                            INVESTOR RIGHTS AGREEMENT
                                SIGNATURE PAGE 2


By:
   ----------------------
   Name:
   Title:
   Address


By:
   ----------------------
   Name:
   Title:
   Address


By:
   ----------------------
   Name:
   Title:
   Address


By:
   ----------------------
   Name:
   Title:
   Address

                            INVESTOR RIGHTS AGREEMENT
                                SIGNATURE PAGE 3


By:
   ----------------------
   Name:
   Title:
   Address


By:
   ----------------------
   Name:
   Title:
   Address


By:
   ----------------------
   Name:
   Title:
   Address


By:
   ----------------------
   Name:
   Title:
   Address

                                   Appendix V

                                CONVERSION LETTER

Life Medical Sciences, Inc.
P.O. Box 219
Little Silver, NJ 07739
U.S.A


Attention:  Mr. Robert P. Hickey
            Chairman, President and Chief Executive Officer


      The undersigned holder (the "Holder") of a Convertible Promissory Note of Life Medical Sciences, Inc. (the "Corporation") in the principal amount of US$_________ (the "Note") and of a warrant (the "Additional Warrant") for the purchase of up to _________ fully paid and non-assessable shares of common stock par value $.001 per share of the Corporation ("Shares") at an exercise price of $0.12 per Share, hereby surrenders for cancellation the Note and the Additional Warrant against delivery by the Corporation to the Holder, as part of an offering (the "Offering") of up to $1.2 million of units of the Corporation ("Units"), of _________ Units, each Unit consisting of (i) one share of the Corporation's Series B Convertible Preferred Stock, par value of $0.01 per share; (ii) one warrant to purchase up to ten Shares at an exercise price of $0.24 per Share, exercisable at any time until the later of the date which is two years after the date of such warrant and the date which is 18 months after the date upon which the Corporation implements an increase to its authorized Shares to an amount sufficient to permit the conversion or exercise of all presently outstanding securities of the Corporation (including securities to be sold in the Offering) convertible into or exchangeable for Shares (the "Authorized Capital Increase"); and (iii) one additional warrant to purchase up to ten Shares at an exercise price of $0.12 per Share, exercisable for a period commencing on the date of issue and expiring on June 30, 2002, or in the event that the Authorized Capital Increase has not been implemented by May 31, 2002, on the date which is six months after the implementation of the Authorized Capital Increase, as described in the Subscription Agreement, an executed copy of which is attached hereto.

      IN WITNESS WHEREOF, the Holder has executed this letter as of the day of March, 2002.


                                         NAME OF HOLDER:


                                         By:
                                            ------------------------------
                                         Name:
                                         Title: